Exhibit 99.1

Vision-Sciences Reports Net Sales of $4.0 Million for
Third Quarter of Fiscal 2013

Orangeburg, NY – January 28, 2013 – Vision-Sciences, Inc. (NasdaqCM: VSCI), a leading provider of unique flexible endoscopic products utilizing its proprietary sterile disposable EndoSheath® technology, today announced financial results for the three- and nine-month periods ended December 31, 2012, its third quarter and first nine months of fiscal 2013.

Third Quarter Fiscal Year 2013 Highlights

·	Net sales were $4.0 million, compared with $3.7 million in the second quarter of fiscal 2013 and $4.3 million in third quarter of fiscal 2012;
·	Operating loss decreased 25% to $1.5 million versus $2.0 million in the same quarter last year; and
·	Net loss improved by 33% to $1.6 million, or ($0.03) per basic and diluted share, compared to $2.3 million, or ($0.05) per basic and diluted share, in the third quarter of fiscal 2012.

“We continue to execute our strategy to access acute care hospitals and drive awareness of our EndoSheath technology with our new multi-disciplinary, medical sales force. This approach provides us with the opportunity to capture both capital and disposable revenue streams,” commented Cynthia Ansari, President and Chief Executive Officer of Vision-Sciences, Inc.

“During the quarter, there were noteworthy developments on both the SpineView and Stryker fronts. In particular, the FDA cleared for marketing the FlexLite Camera System, which incorporates our 2.0mm flexible endoscope with SpineView’s proprietary space creator.  Stryker also added our new ureteroscope to their urology product line, which they began selling through their dedicated sales specialists. We look forward to the impact of their efforts,” Ansari concluded.

Results of Operations
Net sales in the third quarter of fiscal 2013 were $4.0 million compared to $4.3 million for the same period a year ago. The 8% decrease was primarily due to lower urology sales, including a 13% decline in sales to Stryker, partially offset by strong industrial sales growth.

Net sales (in thousands, except for percentages) for the three- and nine-month periods were as follows:

	Three Months Ended December 31,			Nine Months Ended December 31,
Market/Category	2012	2011	%	2012	2011	%
Urology	$1,421	$1,839	-23%	$3,365	$5,251	-36%
ENT	398	500	-20%	1,417	1,430	-1%
Surgery / GI	385	340	13%	895	765	17%
Pulmonology (Critical Care)	238	254	-6%	525	563	-7%
Spine	-	186	-100%	440	612	-28%
Repairs, peripherals, and accessories	528	449	18%	1,548	1,436	8%
Total net medical sales	2,970	3,568	-17%	8,190	10,057	-19%
Total net industrial sales	982	746	32%	2,897	2,038	42%
Net sales	$3,952	$4,314	-8%	$11,087	$12,095	-8%

Gross profit for the third quarter of fiscal 2013 was $1.1 million, as compared with $1.4 million in the third quarter of fiscal 2012. Gross margin percentage for the period declined approximately 200 basis points to 29% from 31% in the same period last year. A reduction in the allocation of manufacturing expenses to support research and development activities was the primary driver for the year-over-year decline.

Selling, general and administrative (“SG&A”) expenses decreased 13% to $2.3 million in the third quarter of fiscal 2013, largely driven by lower stock-based compensation expense and lower vacation pay expense. SG&A expenses decreased to 58% of net sales for the third quarter of fiscal 2013 compared to 62% of net sales reported during the same period last year.

Research and development (“R&D”) expenses decreased 52% to $0.3 million in the third quarter of fiscal 2013. The decrease was primarily attributable to lower product development costs associated with the Company’s next generation digital processing unit and a reduction in the amount allocated from manufacturing to support R&D efforts. R&D expenses decreased to 9% of net sales compared to 17% of net sales during the same period last year.

The Company’s operating loss in the third quarter of fiscal 2013 was $1.5 million, a decrease of $0.5 million, or 25%, compared to the third quarter of fiscal 2012. Lower operating expenses of $0.7 million contributed to the improvement in operating loss during the period.

At December 31, 2012, the Company had cash and cash equivalents of $1.3 million and working capital of $6.6 million, compared to cash and cash equivalents of $2.7 million and working capital of $6.0 million at March 31, 2012. The Company also has $5.0 million of capital available under a $20.0 million convertible note with Lewis C. Pell, the Company’s Chairman.

Conference Call
Cynthia Ansari, President and Chief Executive Officer, and Keith Darragh, VP, Finance and Principal Financial and Accounting Officer, will host a conference call to discuss the third quarter fiscal 2013 financial results at 8:30 a.m. ET on Tuesday, January 29, 2013.

Conference dial-in: International dial-in: Conference ID: Webcast:	(877) 303-1595 (970) 315-0449 91828937 http://ir.visionsciences.com.

An audio replay of the conference call will be available from 11:30 a.m. ET on Tuesday, January 29, 2013, through 11:30 p.m. ET on Tuesday, February 5, 2013 by dialing (855) 859-2056 from the U.S. or (404) 537-3406 from abroad. The audio webcast will also be available in the investor section of the Company’s website, www.visionsciences.com.

Use of Non-GAAP Financial Measures
Non-GAAP net loss and non-GAAP net loss per share excludes non-cash or non-operational activities. As a result, the Company uses these measures to assess and analyze its operational results and trends and to make financial and operations decisions. The Company also believes these non-GAAP financial measures are useful to investors, because they provide greater transparency regarding the Company’s operating performance. These non-GAAP financial measures should not be considered measures of the Company’s liquidity. In addition, these non-GAAP financial measures are unlikely to be comparable with non-GAAP information provided by other companies. Reconciliations between non-GAAP financial measures and GAAP financial measures for net loss and net loss per share are included in a table accompanying this press release after the unaudited condensed consolidated financial statements.

About Vision-Sciences, Inc.
Vision-Sciences, Inc. designs, develops, manufactures and markets products for endoscopy – the science of using an instrument, known as an endoscope, to provide minimally invasive access to areas not readily available to the human eye.  Vision-Sciences’ unique flexible endoscopic products utilize a streamlined visualization system and proprietary sterile disposable sheaths, known as EndoSheath technology, to provide users quick, efficient endoscope turnover while ensuring enhanced patient safety through the use of sterile, single-use technology.  Within its medical segment, Vision-Sciences targets five main areas for its fiber and video endoscopes and EndoSheath technology: urology, pulmonology, gastroenterology (GI), ENT (ear, nose and throat) and spine.  Information about Vision-Sciences’ products is available at www.visionsciences.com.

Vision Sciences®, Slide-On®, EndoSheath®, EndoWipe® and The Vision System® are registered trademarks of Vision-Sciences, Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, which are any statements that are not historical facts.  These forward-looking statements are based on Vision-Sciences’ current expectations, and should not be relied upon as representing its views as of any subsequent date.  Forward-looking statements are subject to a variety of risks and uncertainties that could cause the Company’s actual results to differ materially from the statements contained herein; risk factors are detailed in the Company’s most recent annual report and other filings with the U.S. Securities and Exchange Commission.  There is no assurance that any future results or events discussed in these statements will be achieved.  The Company does not assume any obligation to update any forward-looking statements as a result of new information or future events or developments, except as may be required by law.

Contacts:
Keith Darragh                                                                                                           Lisa Wilson
VP, Finance and Principal Financial and Accounting Officer                           President
Vision-Sciences, Inc.                                                                                               In-Site Communications, Inc.
(845) 365-0600                                                                                                           (212) 452-2793
invest@visionsciences.com                                                                                   lwilson@insitecony.com

(Financial tables follow)

Vision-Sciences, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Net sales	$3,952	$4,314	$11,087	$12,095
Cost of sales	2,820	2,957	7,973	8,213
Gross profit	1,132	1,357	3,114	3,882

Selling, general, and administrative expenses	2,311	2,665	8,205	9,054
Research and development expenses	347	730	1,361	2,161
Operating loss	(1,526)	(2,038)	(6,452)	(7,333)

Interest income	1	2	4	9
Interest expense	(36)	(131)	(467)	(329)
Debt cost expense	-	(145)	(272)	(229)
Loss on extinguishment of debt	-	-	(1,244)	-
Other, net	(6)	(32)	(47)	(43)
	(41)	(306)	(2,026)	(592)
Loss before provision for income taxes	(1,567)	(2,344)	(8,478)	(7,925)
Income tax provision (benefit)	10	(2)	10	-
Net loss	$(1,577)	$(2,342)	$(8,488)	$(7,925)

Net loss per common share - basic and diluted	$(0.03)	$(0.05)	$(0.18)	$(0.18)

Weighted average number of shares
outstanding - basic and diluted	46,051	44,258	45,902	44,164

Vision-Sciences, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

	December 31,	March 31,
	2012	2012
ASSETS	(unaudited)	(audited)
Current assets:
Cash and cash equivalents	$1,295	$2,674
Accounts receivable, net	2,820	2,132
Inventories, net	4,881	3,970
Prepaid expenses and other current assets	218	197
Total current assets	9,214	8,973

Property and equipment, net	1,618	2,033
Deferred debt cost, net	-	1,516
Other assets, net	77	77
Total assets	$10,909	$12,599

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$921	$587
Accrued compensation	849	657
Accrued expenses	619	944
Deferred revenue	125	-
Capital lease obligations	76	91
Advances from customers	-	672
Total current liabilities	2,590	2,951

Convertible debt—related party	15,000	-
Line of credit—related party	-	10,000
Deferred revenue, net of current portion	67	-
Capital lease obligations, net of current portion	39	97
Total liabilities	17,696	13,048

Commitments and Contingencies
Stockholders’ deficit:
Preferred stock, $0.01 par value
Authorized—5,000 shares;
issued and outstanding—none	-	-
Common stock, $0.01 par value
Authorized—75,000 shares;
issued and outstanding—46,249 shares and 45,396 shares, respectively	462	454
Additional paid-in capital	100,560	98,382
Treasury stock at cost, 34 shares and 7 shares of common stock, respectively	(50)	(14)
Accumulated deficit	(107,759)	(99,271)
Total stockholders’ deficit	(6,787)	(449)
Total liabilities and stockholders’ deficit	$10,909	$12,599

Vision-Sciences, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands, except per share amounts)

	Nine Months Ended December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(8,488)	$(7,925)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	1,209	1,707
Depreciation and amortization	603	618
(Recovery of) provision for bad debt expenses	(4)	1
Debt cost expense	272	229
Loss on extinguishment of debt	1,244	-
Loss on disposal of fixed assets	51	39
Changes in assets and liabilities:
Accounts receivable	(684)	36
Inventories	(1,062)	508
Prepaid expenses and other current assets	(21)	63
Accounts payable	334	(518)
Accrued expenses	(325)	(48)
Accrued compensation	192	(37)
Deferred revenue	49	-
Advances from customers	(529)	(4,034)
Net cash used in operating activities	(7,159)	(9,361)
Cash flows from investing activities:
Purchases of property and equipment	(93)	(127)
Proceeds from disposal of fixed assets	5	3
Net cash used in investing activities	(88)	(124)
Cash flows from financing activities:
Proceeds from issuance of long-term debt—related party	5,000	-
Advance on line of credit—related party	-	3,000
Payment of costs related to line of credit—related party	-	(5)
Net proceeds from sale of common stock	878	-
Proceeds from exercise of stock options	99	399
Common stock repurchased	(36)	(11)
Payments of capital leases	(73)	(61)
Net cash provided by financing activities	5,868	3,322
Net decrease in cash and cash equivalents	(1,379)	(6,163)
Cash and cash equivalents at beginning of period	$2,674	$9,180
Cash and cash equivalents at end of period	$1,295	$3,017

Vision-Sciences, Inc. and Subsidiaries
Non-GAAP Financial Measures and Reconciliation
(In thousands, except per share amounts)

	Three Months Ended December 31,			Nine Months Ended December 31,
Non-GAAP Financial Measures and Reconciliation	2012	2011	Difference	2012	2011	Difference
GAAP net loss	$(1,577)	$(2,342)	$765	$(8,488)	$(7,925)	$(563)
Add: loss on extinguishment of debt	-	-	-	1,244	-	1,244
Non-GAAP net loss	$(1,577)	$(2,342)	$765	$(7,244)	$(7,925)	$681

Non-GAAP net loss per common share - basic and diluted	$(0.03)	$(0.05)		$(0.16)	$(0.18)

Weighted average number of shares
outstanding - basic and diluted	46,051	44,258		45,902	44,164